SCHEDULE 14A INFORMATION
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PRELIMINARY NOTICE SUBJECT TO CHANGE — DATED MARCH 7, 2008
BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 25, 2008
     The Annual Meeting of the shareholders of Badger Meter, Inc. will be held at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, on Friday, April 25, 2008, at 8:30 a.m., local time, for the following purposes:
     1. To elect three directors to three-year terms;
     2. To consider approval of the Badger Meter, Inc. 2008 Restricted Stock Plan;
     3. To approve an amendment to our Restated Articles of Incorporation to declassify the Board of Directors; and
     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Holders of record of our common stock at the close of business on February 29, 2008, are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders are entitled to one vote per share.
     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

By Order of the Board of Directors
William R. A. Bergum, Secretary

March ___, 2008

PRELIMINARY PROXY STATEMENT SUBJECT TO CHANGE — DATED MARCH 7, 2008
BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223
PROXY STATEMENT
To the Shareholders of

BADGER METER, INC.
     We are furnishing you with this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. to be used at our Annual Meeting of Shareholders (referred to as the annual meeting), which will be held at 8:30 a.m., local time, on Friday, April 25, 2008, at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.
     If you execute a proxy, you retain the right to revoke it at any time before it is voted by giving written notice to us or in open meeting, or by submitting a valid proxy bearing a later date. Unless you revoke your proxy, your shares will be voted at the annual meeting.
     Since you were a shareholder of record as of the close of business on February 29, 2008, you are entitled to notice of, and to vote at, the annual meeting. As of the record date, we had 14,540,021 shares of common stock outstanding and entitled to vote. You are entitled to one vote for each of your shares.
     We commenced mailing this Proxy Statement on or about March ___, 2008.
NOMINATION AND ELECTION OF DIRECTORS
     You and other holders of the common stock are entitled to elect three directors at the annual meeting. Directors will be elected by a plurality of votes cast at the annual meeting (assuming a quorum is present). If you do not vote your shares at the annual meeting, whether due to abstentions, broker nonvotes or otherwise, and a quorum is present, they will have no impact on the election of directors.
     If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the election of each of the three nominees for director identified below. If your shares are held in “street name” by your broker, your broker may vote your shares in its discretion on the election of directors if you do not furnish instructions. Once elected, a director currently serves for a three-year term or until his successor has been duly appointed, or until his death, resignation or removal. However, if the proposal relating to declassification of our Board of Directors is approved, then beginning at the 2009 Annual Meeting of Shareholders all directors will be elected annually to one-year terms.
     The nominees of the Board of Directors for director, together with certain additional information concerning each such nominee, are identified below. All of the nominees are current directors of our company. If any nominee is unable or unwilling to serve, the named proxies have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the three nominees will be unable or unwilling to serve.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
TERMS EXPIRING AT THE 2011 ANNUAL MEETING

Name	Age	Business Experience During Last Five Years	Director Since
Ronald H. Dix	63	Badger Meter, Inc.: Senior Vice President — Administration. Formerly, Senior Vice President — Administration and Secretary; Senior Vice President — Administration/Human Resources and Secretary; and Vice President — Administration/Human Resources.	2005
Thomas J. Fischer.	60	Fischer Financial Consulting LLC (an accounting and financial consulting firm): Principal. Formerly, Arthur Andersen LLP — Milwaukee Office: Retired Managing Partner.	2003
Richard A. Meeusen	53	Badger Meter, Inc.: Chairman, President and Chief Executive Officer. Formerly, President and Chief Executive Officer.	2001
THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR EACH NOMINEE IDENTIFIED ABOVE.
     The directors who are not up for election this year, together with certain additional information about each, are identified below:
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT THE 2009 ANNUAL MEETING

Name	Age	Business Experience During Last Five Years	Director Since
Ulice Payne, Jr.	52	Addison-Clifton LLC (an export consulting firm): President. Formerly, Milwaukee Brewers Baseball Club: President and Chief Executive Officer. Formerly, Foley & Lardner LLP (a law firm): Managing Partner, Milwaukee Office.	2000
Andrew J. Policano.	58	Paul Merage School of Business, University of California — Irvine: Dean. Formerly, University of Wisconsin: Professor and Dean of the School of Business.	1997
Steven J. Smith.	58	Journal Communications, Inc. (a diversified media and communications company): Chairman and Chief Executive Officer. Formerly, Journal Communications, Inc.: President.	2000

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT THE 2010 ANNUAL MEETING

Name	Age	Business Experience During Last Five Years	Director Since
Kenneth P. Manning	66	Sensient Technologies Corporation (an international producer of flavors, colors and inks): Chairman, President and Chief Executive Officer.	1996
John J. Stollenwerk.	68	Allen-Edmonds Shoe Corporation (a manufacturer and marketer of shoes): Chairman.	1996
     Certain of our directors also serve as directors of the following companies, some of which are publicly-held. Mr. Fischer is a director of Actuant Corporation, Regal-Beloit Corporation and Wisconsin Energy Corporation. Mr. Manning is a director of Sensient Technologies Corporation and Sealed Air Corporation. Mr. Meeusen is a director of Menasha Corporation and First Wisconsin Bank and Trust. Mr. Payne is a director of Manpower Inc., The Northwestern Mutual Life Insurance Company and Wisconsin Energy Corporation. Mr. Policano is a director of Rockwell-Collins, Inc. Mr. Smith is a director of Journal Communications, Inc. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, The Northwestern Mutual Life Insurance Company and Koss Corporation.
Independence, Committees, Meetings and Attendance
     Our Board of Directors has three standing committees: Audit and Compliance Committee, Corporate Governance Committee and Employee Benefit Plans Committee. The Board of Directors has adopted written charters for each committee, which are available on our website at www.badgermeter.com under the selection “Company” — “Investors” — “Corporate Governance” — “Committees of the Board.”
     Our Board of Directors has affirmatively determined that all of the directors (other than Mr. Meeusen and Mr. Dix) are “independent” as defined in the listing standards of the American Stock Exchange. None of the independent directors had any transactions, relationships or arrangements with the company that were not otherwise disclosed in this proxy statement, and were considered by the Board in making the independence determination.
     The current committee assignments are:

BOARD COMMITTEE
	Audit and	Corporate	Employee
Director	Compliance	Governance	Benefit Plans
Richard A. Meeusen
Richard H. Dix
Thomas J. Fischer	X*		X
Kenneth P. Manning	X	X*
Ulice Payne, Jr.	X	X
Andrew J. Policano		X	X
Steven J. Smith	X		X*
John J. Stollenwerk		X	X

*Chairman of the Committee

     The Audit and Compliance Committee (referred to as the Audit Committee) met five times in 2007. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and reports the results of their activities to the Board. The activities of the Audit Committee include employing an independent registered public accounting firm for us, discussing with the independent registered public accounting firm and internal auditors the scope and results of audits, monitoring our internal controls and preapproving and reviewing audit fees and other services performed by our independent registered public accounting firm. The committee also monitors our compliance with our policies governing activities which include but are not limited to our code of conduct and its environmental, safety, diversity, product regulation and quality processes. The Board of Directors has determined that each member of the committee qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules.
     The Corporate Governance Committee (referred to as the Governance Committee) met three times in 2007 and once in February 2008. The Governance Committee reviews and establishes all forms of compensation for our officers and directors and administers our compensation plans, including the various stock plans. The committee also reviews the various management development and succession programs and adopts and maintains our Principles of Corporate Governance. In addition, the committee selects nominees for the Board of Directors.
     The Employee Benefit Plans Committee met three times in 2007. The Employee Benefit Plans Committee oversees the administration of our pension plan, employee savings and stock ownership plan, health plans and other benefit plans.
     The Board of Directors held five meetings in 2007. Mr. Stollenwerk currently serves as lead outside director of the Board. The lead outside director chairs executive sessions of the Board of Directors and, when necessary, represents the independent directors. During 2007, all directors attended at least 75% of the meetings of the Board of Directors and meetings of the committees held in 2007 on which they served during the period. All members of the Board of Directors attended the 2007 Annual Meeting of Shareholders. It is the Board of Directors’ policy that all directors attend the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.
Nomination of Directors
     The Governance Committee has responsibility for selecting nominees for our Board of Directors. All members of the Governance Committee meet the definition of independence set forth by the American Stock Exchange. The Board of Directors has adopted a policy by which the Governance Committee will consider nominees for Board positions, as follows:
•	The Governance Committee will review potential new candidates for Board of Directors positions.

•	The Governance Committee will review each candidate’s qualifications in light of the needs of the Board of Directors and the company, considering the current mix of director attributes and other pertinent factors.

•	The minimum qualifications required of any candidate include the highest ethical standards and integrity, and sufficient experience and knowledge commensurate with our needs.

•	The specific qualities and skills required of any candidate will vary depending on our specific needs at any point in time.

•	No candidate, including current directors, may stand for reelection after reaching the age of 72.

•	There are no differences in the manner in which the Governance Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•	To recommend a candidate, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

•	To be considered by the Governance Committee for nomination and inclusion in our proxy statement, the Board of Directors must receive shareholder recommendations for director no later than October 15 of the year prior to the relevant Annual Meeting of Shareholders.
     During 2007, and as of the date of this proxy statement, the Governance Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates. Also, the Governance Committee has not received any shareholder nominees for consideration at the 2008 Annual Meeting of Shareholders.
Communications with the Board of Directors
     If you want to communicate with members of the Board of Directors, you should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Our process for determining how and which communications will be relayed to the Board of Directors has been approved by all of our independent directors.
Principles of Corporate Governance
     Our Board of Directors has adopted the following Principles of Corporate Governance:
•	A majority of the members of Board of Directors are independent directors.

•	All directors are selected on the basis of their ability to contribute to positive corporate governance through their values, knowledge and skills.

•	The Board of Directors has established a committee of independent directors who are responsible for nominating directors and assuring compliance with these corporate governance principles (the Governance Committee).

•	The Board of Directors has established the Audit Committee, which is composed entirely of independent directors who are responsible for overseeing the audit functions and financial reporting compliance of the company. Members of the Audit Committee have the skills, experience and financial expertise to fulfill this function.

•	The Board of Directors and committees have authority to directly hire outside consultants as needed to properly fulfill their responsibilities.

•	The independent members of the Board of Directors hold regular executive sessions without the presence of management or non-independent directors.

•	The Board of Directors has designated an independent director as the “lead outside director” to chair executive sessions and, when necessary, represent the independent directors.

•	The Board of Directors has reviewed and approved our Code of Business Conduct.

•	The Board of Directors has created an environment to promote effective corporate governance and to represent the interests of the shareholders in all matters.

RELATED PERSON TRANSACTIONS
     We had no transactions during 2007, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board of Directors has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	A “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.
     Each of our executive officers, directors or nominees for director is required to disclose to the Governance Committee certain information relating to related person transactions for review, approval or ratification by the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.
STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT

Amount and Nature of Beneficial Ownership of
Common Stock

Aggregate Number of Shares and Percent of
Name	Common Stock Beneficially Owned

AMVESCAP PLC 30 Finsbury Square London EC2A 1AG England	1,398,827 (1) 9.6%

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202	1,050,234 (2) 7.2%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	795,688 (3) 5.5%

(1)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by AMVESCAP PLC and PowerShares Capital Management, LLC. The Schedule 13G indicates that such parties have sole voting and dispositive power over all of such shares.

(2)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by Marshall & Ilsley Corporation, Marshall & Ilsley Trust Company N.A. and M&I Investment Management Corp. The Schedule 13G indicates that Marshall & Ilsley Corporation has sole voting power over 93,597 of such shares and sole dispositive power over 92,797 of such shares, and that it has shared voting power over 956,637 of such shares and shared dispositive power over 957,437 of such shares. The Schedule 13G indicates that Marshall & Ilsley Trust Company N.A. has sole voting power over 92,852 of such shares and sole dispositive power over 92,052 of such shares, and that it has shared voting power over 956,637 of such shares and shared dispositive power over 957,437 of such shares. The Schedule 13G indicates that M&I Investment Management Corp. has sole voting power over 745 of such shares and sole dispositive power over 745 of such shares, and that it has no shared voting or dispositive power over any of such shares.

(3)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power over 100,000 of such shares and sole dispositive power over all of such shares, and that it has no shared voting or dispositive power over any of the shares. The Schedule 13G indicates that T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 90,000 of such shares, and sole dispositive power over 795,688 of such shares and no shared voting or dispositive power over any of the shares.
STOCK OWNERSHIP OF MANAGEMENT
     The following table sets forth, as of February 29, 2008, the number of shares of common stock beneficially owned and the number of exercisable options outstanding by (i) each of our directors, (ii) each of the executive officers named in the Summary Compensation Table set forth below (referred to as the named executive officers), and (iii) all of our directors and executive officers as a group. Securities and Exchange Commission rules define “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to such security.
Amount and Nature of Beneficial Ownership of
Common Stock

Aggregate
Number of Shares
and Percent of
Common Stock
Beneficially
Owned(1)
Ronald H. Dix	217,961 (2)
1.5%
Thomas J. Fischer	48,866
*
Kenneth P. Manning	60,066
*
Richard A. Meeusen	201,847 (3)
1.4%
Ulice Payne, Jr.	17,666
*
Andrew J. Policano	23,177 (4)
*
Steven J. Smith	50,866
*
John J. Stollenwerk	78,443 (5)
*

Aggregate
Number of Shares
and Percent of
Common Stock
Beneficially
Owned(1)
Horst E. Gras	29,360 (6)
*
Richard E. Johnson	135,425 (7)
*
Dennis J. Webb	75,364 (8)
*
All Directors and Executive Officers as a Group (16	1,149,895
persons, including those named above)	7.8%

*	Less than one percent

(1)	Unless otherwise indicated, the beneficial owner has sole investment and voting power over the reported shares, which include shares from stock options currently exercisable or exercisable within 60 days of February 29, 2008.

(2)	Ronald H. Dix has sole investment power over 52,000 shares he holds directly, 92,600 shares he owns with his spouse, 13,141 shares in our Employee Savings and Stock Ownership Plan, 52,720 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 29, 2008, and 7,500 shares of restricted stock.

(3)	Richard A. Meeusen has sole investment power over 110,264 shares he holds directly, 3,363 shares in our Employee Savings and Stock Ownership Plan, 77,320 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 29, 2008, and 10,900 shares of restricted stock.

(4)	Does not include deferred director fee holdings of 475 phantom stock units held by Mr. Policano under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, all compensation accrued is paid out only in cash.

(5)	Does not include deferred director fee holdings of 19,416 phantom stock units held by Mr. Stollenwerk under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, all compensation accrued is paid out only in cash.

(6)	Horst E. Gas has sole investment power over 18,520 shares he holds directly and 6,040 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 29, 2008, and 4,800 shares of restricted stock.

(7)	Richard E. Johnson has sole investment power over 28,000 shares he holds directly in an IRA, 66,192 shares he owns with his spouse, 1,613 shares in our Employee Savings and Stock Ownership Plan, 31,720 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 29, 2008, and 7,900 shares of restricted stock.

(8)	Dennis J. Webb has sole investment power over 55,100 shares he holds directly, 13,731 shares in our Employee Savings and Stock Ownership Plan, 600 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 29, 2008, and 5,933 shares of restricted stock.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Policies and Procedures
     Our executive compensation program for all elected officers, including each named executive officer, is administered by the Governance Committee. The Governance Committee is composed of four independent non-employee directors — Messrs. Manning (Chairman), Payne, Policano and Stollenwerk.
     The compensation policies that guide the Governance Committee as it carries out its duties include the following:
•	Executive pay programs should be designed to attract and retain qualified executive officers, as well as motivate and reward performance.

•	The payment of annual incentive compensation should be directly linked to the attainment of performance goals approved by the Governance Committee.

•	Incentive programs should be designed to enhance shareholder value by utilizing stock options, restricted stock and long-term cash incentives in order to ensure that our executives are committed to our long-term success.

•	The Governance Committee should attempt to achieve a fair and competitive compensation structure by implementing both short-term and long-term plans with fixed and variable components.
     In making its decisions and recommendations regarding executive compensation, the Governance Committee reviews, among other things:
•	Compensation data obtained through an independent executive compensation consulting firm for competitive businesses of similar size and similar business activity. The data considered includes information relative to both base salary and bonus data separately and on a combined basis, as well as total cash and long-term incentive compensation.

•	Our financial performance as a whole and for various product lines relative to the prior year, our budget and other meaningful financial data, such as sales, return on assets, return on equity, cash generated from operations and financial position.

•	The recommendations of the President and Chief Executive Officer with regard to the other officers.
     Total Compensation
     We strive to compensate our executives at competitive levels, with the opportunity to earn above-median compensation for above-market performance, through programs that emphasize performance-based incentive compensation in the form of annual cash payments, equity-based awards and a long-term incentive program. To that end, total executive compensation is tied to our performance and is structured to ensure that, due to the nature of our business, there is an appropriate balance focused on our long-term versus short-term performance, and also a balance between our financial performance, individual performance of our executive officers and the creation of shareholder value. We believe that the total compensation paid or awarded to our named executive officers during 2007 was consistent with our financial performance and the individual performance of each of the named executive officers. Based on our analysis and the advice of our independent executive compensation consultants, we also believe that the compensation was reasonable in its totality and is consistent with our compensation philosophies as described above. The consultant was paid a fixed fee for this service.
     To the extent that base salaries and equity grants vary by professional role in the market place, as demonstrated by the competitive market data supplied by our independent executive compensation consultants, the base salaries and equity grants of the named executive officers will vary, sometimes significantly. For example, consistent with the level of responsibility and the executive compensation practices of the companies in the market comparisons, Chief Executive Officers typically earn significantly more in base salary and equity grants than other named executive officers.
     As noted above, our Chief Executive Officer serves in an advisory role to the Governance Committee with respect to executive compensation for named executive officers other than himself (the Chief Executive Officer does not participate in determining or recommending compensation for himself or for the outside directors). His recommendations are given significant weight by the Governance Committee, but the Governance Committee remains responsible for all decisions on compensation levels for the named executive officers and on our executive compensation policies and executive compensation programs. The executive compensation consultant does not make specific recommendations on individual compensation amounts for the named executive officers or the outside directors, nor does the consultant determine the amount or form of executive and director compensation. All decisions on executive compensation levels and programs are made by the Governance Committee.
Elements of Compensation
     The compensation program for our executive officers involves base salaries, benefits, short-term annual cash incentive bonuses and a long-term incentive program using stock options, restricted stock and cash incentives.
     Base Salary. Salary rates and benefit levels are established for each officer by the Governance Committee, using data supplied by an independent executive compensation consulting firm on organizations of similar size and business activity. The compensation data incorporates privately-held as well as publicly-held companies of similar size, and has a broad definition of similar business activity, thereby providing a more comprehensive basis for evaluating compensation relative to those companies that compete with us for executives. The data includes salaries, benefits, total cash compensation, long-term incentive compensation and total compensation. In establishing the compensation of each officer, including the President and Chief Executive Officer, the Governance Committee is given a five-year history, which sets forth the base salary, short-term incentive awards, and long-term compensation of each officer. Our policy is to pay executives at market, with appropriate adjustments for performance and levels of responsibility. The Governance Committee has consistently applied this policy and procedure with respect to base salaries for the past 17 years.
     Base salary increases for our executive officers approved as of February 1, 2008, by the Governance Committee ranged from 2.8% to 12.5% percent. The President and Chief Executive Officer’s compensation increased 6.5% percent. The other named executive officers received base salary increases of 5.2% each for Messrs. Johnson and Dix, 2.8% for Mr. Gras and 5.0% for Mr. Webb. These increases were based on an evaluation of the factors set forth above relative to each individual’s circumstances and performance and are believed to be fair and competitive. The Governance Committee believes that each of these individual increases is appropriate and necessary to maintain competitive salary levels and to recognize the contribution of each named executive officer to our financial success.
     Annual Bonus Plan. Our annual bonus plan is designed to promote the maximization of shareholder value over the long term. The plan is intended to provide a competitive level of compensation when the executive officers achieve their performance objectives. Under the annual bonus plan, the target bonus is 60% of the President and Chief Executive Officer’s base salary and 35% — 55% of the base salary for all other named executive officers. The targets set pursuant to the bonus plan are comprised of two components — a financial factor based on the attainment of a certain level of earnings before interest and taxes and individual performance.
•	The Governance Committee approves the target level of earnings used for the financial component of the determination of an executive’s bonus at the beginning of each year. For 2007, the financial factor was based on achieving an increase in adjusted Earnings Before Interest and Taxes (EBIT) of 24.6% over the 2006 adjusted EBIT, at which point the maximum bonus could be paid. No bonus was to be paid if 2007 adjusted EBIT did not increase over the 2006 adjusted EBIT, and the bonus was to be pro-rated for any increase up to 24.6%. The Governance Committee has the discretion to adjust these EBIT factors based on unusual events, such as acquisitions or losses on discontinued operations. For 2007, the Governance Committee decided that the results of discontinued operations would not be included in the 2007 EBIT calculation for the executive officers. The Governance Committee believes that such an adjustment was appropriate for the executive officers in light of their overall contribution to our positive performance in 2007 and the fact that the discontinued operations was an unusual event. Bonuses paid for 2007 were approximately 66% of target bonus amounts.
     The target bonus may also be adjusted up or down 10 percent at the discretion of the Governance Committee. Further, the Governance Committee has the authority to adjust the total amount of any yearly bonus award on a discretionary basis. Several increase adjustments were made for 2007 within these guidelines.
     Long-Term Incentive Plan (referred to as LTIP). Our long-term incentive compensation program consists of a combination of stock option awards, restricted stock awards and cash incentives. This program presents an opportunity for officers and other key employees to gain or increase their equity interests in our stock. Each executive officer is expected to hold common stock equal to at least two-times his or her annual base salary. Although no formal deadline has been established, new officers are generally expected to achieve this level of stock ownership within a reasonable time, but in any event, within six years of joining us. Each named executive officer has achieved the targeted level of stock ownership.
     Stock options and restricted stock awards are granted annually to the officers and other key employees at amounts determined each year by the Governance Committee. All of the stock options and restricted stock awards are granted at the market price on the date of grant. Since 2003, the Governance Committee has granted all such annual awards on the first Friday of May in each year, and has priced all such awards at the closing price of the common stock on that date. The Governance Committee has established that date to avoid any inference of timing such awards to the release of material non-public information. If material non-public information is pending on the first Friday of May in any year, then the Governance Committee will select a new date for awarding stock options and restricted stock for that year.
•	In addition to stock options and restricted stock awards, our LTIP provides a cash bonus to all officers, including the named executive officers. The current LTIP is based on a three-year performance period (2006-2008), and provides for the payment of a cash bonus in May of 2009 if certain diluted earnings per share targets for the combined three year period are met. For the 2006-2008 period, no incentive will be paid if the combined diluted earnings per share is below $3.415, and the full incentive will be paid if the combined diluted earnings per share reaches or exceeds $3.795. The incentive payment will be prorated for any earnings per share amount between these targets. The Governance Committee may, at its discretion, adjust these targets or the achieved earnings per share for unusual factors, such as acquisitions or losses on discontinued operations. For 2006 and 2007, the Governance Committee has determined that certain write-downs and charges in connection with the liquidation of a French subsidiary will not be included in the final incentive calculation. Additionally, all earnings per share amounts in this discussion have been adjusted for the June 15, 2006 two-for-one stock split.
Other Benefits
     Salary Deferral Plan. All executive officers, except Mr. Gras, are eligible to participate in a salary deferral plan described in Note 1 of the “Nonqualified Deferred Compensation Table” below. The Governance Committee believes that it is appropriate to offer this program to enable the officers to better manage their taxable income and retirement planning. Based on its analysis and the advice of our independent executive compensation consultants, the Governance Committee believes that this program is competitive with comparable programs offered by other companies.

     Supplemental Retirement Plans. We offer various supplemental retirement plans to certain employees, including certain named executive officers. The purpose of these plans is to compensate the employees for pension reductions caused by salary deferrals or by regulatory limitations on qualified plans. Also, there are nonqualified supplemental executive retirement plans for Messrs. Meeusen, Dix and Johnson, which are designed to enhance their regular retirement programs. The Governance Committee believes that these supplemental retirement plans are appropriate to attract and retain qualified executives. For more information on these plans, see the narrative discussion that follows the “Pension Benefits Table” below.
     Additional benefits. Each executive officer receives the use of a vehicle (or a car allowance) for both personal and business purposes. We also pay certain club dues for Mr. Meeusen and long-term disability benefits and tax gross-ups on life insurance benefits for Messrs. Meeusen, Dix and Johnson. All executive officers, except Mr. Gras, participate in the Badger Meter, Inc. Employee Savings and Stock Ownership Plan and other benefit and pension plans provided to all U.S. employees.
     Section 162(m) Limitations. It is anticipated that all 2007 compensation to executive officers will be fully deductible under Section 162(m) of the Code and therefore the Governance Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.
Potential Payments Upon Termination or Change-in-Control
     We have entered into Key Executive Employment and Severance Agreements (each referred to as a KEESA) with all executive officers (except Mr. Gras), whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change in control and (1) the named executive officer’s employment with us terminates (whether by us, the named executive officer or otherwise) within 180 days prior to the change in control and (2) it is reasonably demonstrated by the named executive officer that (A) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, or (B) any such termination of employment by the named executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control. For more information regarding the KEESAs, see the discussion in “Potential Payments Upon Termination or Change-in-Control” below.
Summary Compensation Table
     The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned during each of the two years ended December 31, 2006 and December 31, 2007; (2) the dollar value of the compensation cost of all stock and option awards recognized over the requisite service period, computed in accordance with FAS 123R; (3) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the year; (5) all other compensation for the year; and (6) the dollar value of total compensation for the year. The named executive officers are our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers as of December 31, 2007 (each of whose total cash compensation exceeded $100,000 for fiscal year 2007).

Summary Compensation Table (all amounts in $)
							Change in Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive Plan	Deferred	All Other
			Bonus	Stock Awards	Option Awards	Compensation	Compensation	Compensation
Name & Principal Position	Year	Salary	(1)	(2)	(3)	(4)	(5)	(6)	Total
Richard A. Meeusen — Chairman, President & CEO	2007	411,858	180,062	94,179	39,463	53,333	83,772	14,563	877,231
	2006	375,802	153,101	59,506	42,506	53,333	76,650	15,007	775,905
Richard E. Johnson — Sr. Vice President — Finance, CFO and Treasurer	2007	251,000	100,227	70,258	26,483	44,444	47,522	13,747	553,681
	2006	239,053	89,272	45,459	29,638	44,444	44,173	14,156	506,195
Ronald H. Dix — Sr. Vice President — Administration	2007	251,000	100,227	70,258	26,483	44,444	203,504	16,940	712,856
	2006	239,053	89,272	45,459	29,477	44,444	195,676	15,318	658,699
Horst E. Gras — Vice President, International Operations	2007	288,228	100,288	43,051	13,019	35,556	57,415	13,742	551,299
	2006	280,957	0	29,666	17,540	35,556	61,035	11,287	436,041
Dennis J. Webb — Vice President — Sales & Marketing	2007	220,083	79,907	55,735	20,488	35,556	47,441	14,234	473,444
	2006	209,062	71,012	36,646	23,289	35,556	45,781	14,109	435,455

(1)	Bonus amounts represent bonuses earned during 2007 that were paid in February of 2008 under the bonus program described above in the “Compensation Discussion and Analysis.”

(2)	These amounts reflect the dollar value of the compensation cost of all outstanding stock awards recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R. The assumptions made in valuing the stock awards are included under the caption “Stock-Based Compensation Plans” in Note 1 of Notes to Consolidated Financial Statements in the 2007 Annual Report on Form 10-K and such information is incorporated herein by reference.

(3)	These amounts reflect the dollar value of the compensation cost of all outstanding option awards recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R. The assumptions made in valuing the option awards are included under the caption “Stock-Based Compensation Plans” in Note 1 of Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K and such information is incorporated herein by reference.

(4)	“Non-Equity Incentive Plan Compensation” represents the current year earnings under our LTIP, as previously described. The plan has a total target for the three-year period. These amounts represent one-third of the total payment, assuming achievement of the three-year earnings per share target.

(5)	“Change in Pension Value and Non-Qualified Deferred Compensation” includes the 2007 aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under our defined benefit pension plans and supplemental pension plans, using the same assumptions and measurements dates used for financial reporting purposes with respect to our audited financial statements. The increases were $83,772 for Mr. Meeusen, $46,942 for Mr. Johnson, $203,200 for Mr. Dix and $46,282 for Mr. Webb. Also, the amounts include $580 for Mr. Johnson, $304 for Mr. Dix and $1,159 for Mr. Webb, representing earnings on deferred compensation in excess of 120% of applicable federal long-term rates.

Mr. Gras, a German resident and citizen, is not covered by the defined benefit pension plan. The Company, through its European subsidiary, provides Mr. Gras with an insurance policy that provides benefits similar to those of the other named executives covered by the cash balance plan. The amount shown for Mr. Gras represents the translated value of the increase in policy value in 2007.

(6)	“All Other Compensation” includes the following items:
a.	Contributions to the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP) for Messrs. Meeusen, Johnson, Dix, Webb and Zandron of $3,875 each. Mr. Gras does not participate in the ESSOP.

b.	Dividends on restricted stock of $2,233 for Mr. Meeusen, $1,687 for Mr. Johnson, $1,687 for Mr. Dix, $1,124 for Mr. Gras and $1,359 for Mr. Webb.

c.	Vehicle usage or allowance of $4,386 for Mr. Meeusen, $7,045 for Mr. Johnson, $8,702 for Mr. Dix, $12,618 for Mr. Gras and $9,000 for Mr. Webb.

d.	Long-term disability benefits for Messrs. Meeusen, Johnson and Dix of $676 each.

e.	Tax gross-up on life insurance benefits for Messrs. Meeusen, Johnson and Dix of $792, $464 and $1,250, respectively.

f.	Club dues for Mr. Meeusen of $2,602.
Grants of Plan-Based Awards
     The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2007, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period. There are no equity incentive-based awards, which are equity awards subject to a performance condition or a market condition as those terms are defined by FAS 123(R).

Grants of Plan-Based Awards for 2007
						All Other Option
		Estimated Future Payouts Under			All Other Stock	Awards: Number of		Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			Awards: Number of	Securities	Exercise Price of	Value of Stock and
		Threshold	Target	Maximum	Restricted Shares	Underlying Options	Option Awards	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($/share)	($)
Richard A. Meeusen		0	160,000	160,000
	May 4, 2007				2,100			$52,374
	May 4, 2007					6,300	24.94	$157,122
Richard E. Johnson		0	133,333	133,333
	May 4, 2007				1,200			$29,928
	May 4, 2007					3,600	24.94	$89,784
Ronald H. Dix		0	133,333	133,333
	May 4, 2007				800			$19,952
	May 4, 2007					3,600	24.94	$89,784
Horst E. Gras		0	106,667	106,667
	May 4, 2007				400			$9,976
	May 4, 2007					1,200	24.94	$29,928
Dennis J. Webb		0	106,667	106,667
	May 4, 2007				533			$13,293
	May 4, 2007					2,400	24.94	$59,856

(1)	“Estimated Future Payout Under Non-Equity Incentive Plan Awards” relates to the LTIP described under the “Compensation Discussion and Analysis.”
     Stock Awards represent the fair value of restricted stock awards granted to each named executive officer on May 4, 2007 under the 2005 Restricted Stock Grant Plan and valued as of the closing price of the common stock on that date ($24.94 per share). The restricted shares vest 100% after three years from the date of grant. Dividends on the restricted shares are accrued during the vesting period and paid to the recipient upon full vesting of the shares.

     Option Awards represent the fair value of stock options granted to each named executive officer on May 4, 2007. The assumptions made in valuing the option awards are included under the caption “Stock-Based Compensation Plans” in Note 1 of Notes to Consolidated Financial Statements in the 2007 Annual Report on Form 10-K and such information in incorporated herein by reference. Similar to Stock Awards, all options were granted on May 4, 2007, with an exercise price set at the closing price of the common stock on that date ($24.94 per share). All option awards vest over five years. The fair value of $7.36 per option was computed under the Black-Scholes option pricing model, using the following assumptions: risk-free interest rate of 4.56%; dividend yield of 1.28%; expected market price volatility factor of 36%, and a weighted average expected life of 3.5 years. All unvested awards, except those granted in 2005, are forfeited on retirement or termination of employment for cause or otherwise. The awards are not subject to any performance-based or other material conditions.
Outstanding Equity Awards At Year-End
     The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards As Of December 31, 2007
	Option Awards (1)				Stock Awards (1)
		Number of
	Number of	Securities
	Securities	Underlying				Market Value of
	Underlying	Unexercised Options			Number of Shares of	Shares of Stock
	Unexercised Options	(#) Unexercisable	Option Exercise	Option Expiration	Stock That Have Not	That Have Not
Name	(#) Exercisable	(2)	Price ($)	Date	Vested (#) (2)	Vested ($)
Richard A. Meeusen	40,000	0	5.75	Jan. 29, 2012
	33,600	10,000	7.00	May 2, 2013
	2,640	3,960	18.33	May 9, 2015
	1,080	4,320	31.41	May 5, 2016
	0	6,300	24.94	May 5, 2017	10,900	489,955
Richard E. Johnson	10,000	0	5.75	Jan. 29, 2012
	19,200	9,800	7.00	May 2, 2013
	1,800	2,700	18.33	May 9, 2015
	720	2,880	31.41	May 5, 2016
	0	3,600	24.94	May 4, 2017	7,900	355,105
Ronald H. Dix	14,000	0	10.06	July 16, 2009
	20,000	0	7.13	May 18, 2011
	16,200	9,800	7.00	May 2, 2013
	1,800	2,700	18.33	May 9, 2015
	720	2,880	31.41	May 5, 2016
	0	3.600	24.94	May 4, 2017	7,500	337,125
Horst E. Gras	4,600	0	10.06	July 16, 2009
	0	7,600	7.00	May 2, 2013
	1,440	2,160	18.33	May 9, 2015
	0	1,200	24.94	May 4, 2017	4,800	215,760
Dennis J. Webb	600	2,400	31.41	May 5, 2016
	0	2,400	24.94	May 4, 2017	5,933	266,688

(1)	There were no stock or option awards outstanding for any of the named executive officers as of December 31, 2007 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(2)	Restricted stock awards generally vest 100% after three years from date of grant. A portion of the stock options with an expiration date of May 2, 2013, vest at a rate of 25% per year, starting May 2, 2006, with full vesting on May 2, 2009. The exercisable and unexercisable portion of those options, respectively, are 6,400 and 3,200 for Mr. Meeusen, 4,000 and 5,000 for Mr. Dix, 0 and 5,000 for Mr. Johnson, 0 and 3,600 for Mr. Gras, and 0 and 3,600 for Mr. Webb. All other stock options vest as follows:

Expiration Date	Grant Date	Vesting Term	Full Vesting
July 16, 2009	July 16, 1999	20% per year	July 16, 2004
May 18, 2011	May 18, 2001	20% per year	May 18, 2006
Jan. 29, 2012	Jan. 29, 2002	20% per year	Jan. 29, 2007
May 2, 2013	May 2, 2003	20% per year	May 2, 2008
May 9, 2015	May 9, 2005	20% per year	May 9, 2010
May 5, 2016	May 5, 2006	20% per year	May 5, 2011
May 4, 2017	May 4, 2007	20% per year	May 4, 2012
Option Exercises and Stock Vested
     The following table sets forth information relating to the number of stock options exercised during the last fiscal year for each of the named executive officers on an aggregate basis. No stock awards vested in 2007.

2007 OPTION EXERCISES
	Number of Shares	Value Realized on
	Acquired on Exercise (#)	Exercise ($)
Richard A. Meeusen	13,200	$433,983
Richard E. Johnson	18,200	$495,093
Ronald H. Dix	16,500	$422,748
Horst E. Gras	12,000	$329,140
Dennis J. Webb	11,920	$262,468

(1)	For further details regarding options and restricted stock, see the description of the LTIP in the “Compensation Discussion and Analysis.”
Pension Benefits
     The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. Except for Mr. Gras, the valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of the named executive officers are included under the caption “Pension Plans” in Note 7 of Notes to Consolidated Financial Statements in the 2007 Annual Report on Form 10-K, and such information is incorporated herein by reference. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the company’s audited financial statements for the year ended December 31, 2007. The table also reports any pension benefits paid to each named executive officer during the year.

Pension Benefits As Of December 31, 2007
			Present Value of
		Number of Years	Accumulated Benefit	Payments During
Name	Plan Name	Credited Service	($)	2007 ($)
Richard A. Meeusen	Qualified Pension Plan	12	159,447	0

	Non-qualified Unfunded Supplemental Retirement Plan	12	136,667	0

	Non-qualified Unfunded Executive Supplemental Plan	12	91,580	0
Richard E. Johnson	Qualified Pension Plan	7	83,292	0

	Non-qualified Unfunded Supplemental Retirement Plan	7	35,605	0

	Non-qualified Unfunded Executive Supplemental Plan	7	57,244	0
Ronald H. Dix	Qualified Pension Plan	26	786,036	0

	Non-qualified Unfunded Supplemental Retirement Plan	26	480,177	0

	Non-qualified Unfunded Executive Supplemental Plan	26	329,383	0
Horst E. Gras	Value of Insurance Policy (translated from Euros)	15	360,321	0

Dennis J. Webb	Qualified Pension Plan	23	303,275	0

	Non-qualified Unfunded Supplemental Retirement Plan	23	41,577	0
Qualified Pension Plan
     We maintain a defined benefit pension plan covering all domestic salaried employees, including each named executive officer except Mr. Gras. Mr. Gras, a German resident and citizen, is not covered by the defined benefit pension plan. Through our European subsidiary, we provide Mr. Gras with an insurance policy that provides benefits similar to those of the other named executives covered by the cash balance plan.
     Prior to 1997, the pension plan was a traditional defined benefit plan with benefits based on a final average pay formula. In 1997, the pension plan was modified to become a “cash balance” plan. Mr. Dix, because of his age and service, has the choice of receiving a cash balance or obtaining retirement benefits according to the prior pension plan’s final average pay formula, which has been retained under the modified pension plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996. The other named domestic executive officers are not eligible to participate in the prior pension plan and therefore all participate in the cash balance plan.
     All prior pension plan participants, including Mr. Dix, are eligible for “normal retirement” at age 65 and for “early retirement” at age 55 with ten or more years of service. Mr. Dix is currently eligible for early retirement. The other named domestic executive officers participate in the cash balance plan, under which benefits are not affected by age or years of service.
     Under the cash balance plan, Messrs. Meeusen, Johnson and Webb each have an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base and certain transitional benefits based on years of service at the time of the pension plan conversion. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities.
     Mr. Dix’s pension benefits will be computed under the prior pension plan formula. The monthly pension at normal retirement (age 65) under this formula is equal to (i) the sum of (A) nine-tenths percent (0.9%) of the participant’s average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant’s years of service, not to exceed 30, and (B) six-tenths percent (0.6%) of the participant’s average monthly compensation in excess of covered compensation, (ii) multiplied by the participant’s years of service, not to exceed 30.
Non-Qualified Unfunded Supplemental Retirement Plan
     Since benefits under our pension program are based on taxable earnings, any deferral of salary or bonus can result in a reduction of pension benefits. To correct for this reduction, participants in the salary deferral program also participate in a nonqualified unfunded supplemental retirement benefit plan designed to compensate for reduced pension benefits caused by the deferral of salary. Benefits under this plan represent the difference between normal pension benefits that the officer would have earned if no salary had been deferred, and the reduced benefit level due to the salary deferral.
     Internal Revenue Service regulations limit the amount of compensation to be considered in qualified pension benefit calculations to $225,000 in 2007, and varying amounts for prior years. Any employee, including any named executive officer, whose compensation is in excess of the Internal Revenue Service limits also participates in the nonqualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same pension benefits as if there were no compensation limit. These benefits are included in the table above.
Non-Qualified Unfunded Executive Supplemental Plans
     Messrs. Meeusen and Johnson participate in an unfunded nonqualified supplemental executive retirement plan. This is a defined contribution plan, under which we contribute annually 7.5% of each participant’s annual salary. Participants may elect a lump-sum payout or annual installments up to ten years. Interest is credited monthly on the beginning of the year balance at the prime rate of interest.
     Mr. Dix participates in an unfunded nonqualified executive supplemental retirement plan. This is a defined benefit plan, which provides for the payment of 20% of his final monthly salary for 120 months after retirement.
Nonqualified Deferred Compensation
     The following table sets forth annual executive and company contributions under non-qualified defined contribution and other deferred compensation plans, as well each named executive officer’s withdrawals, earnings and fiscal-year end balances in those plans.

Nonqualified Deferred Compensation for 2007 ($)
	Executive	Company		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at December 31,
Name	2007 (1)(2)	2007	in 2007 (2)	Distributions	2007

Richard E. Johnson	25,100	—	5,192	—	108,432
Ronald H. Dix	43,398	—	2,683	—	66,510
Dennis J. Webb	—	—	10,518	—	186,652

(1)	All executive officers, except Mr. Gras, are permitted to participate in a Salary Deferral Plan. Under this plan, officers may elect to defer up to 50% of their annual base salary and up to 100% of their annual bonuses. Participants may elect to defer payment for a specified period of time or until retirement or separation from service. Participants may also elect a lump-sum payout or annual installments up to ten years. Interest is credited quarterly on the deferred balances at an annual interest rate equal to the sum of the five-year U.S. Treasury constant maturities rate of interest plus one and one-half percent. Mr. Meeusen does not participate in the plan.

(2)	All executive contributions shown in the above table are also included in the Summary Compensation Table as part of salary or bonus, along with the portion of the 2007 earnings shown in the above table that are considered above-market (as quantified in Note 5 to the Summary Compensation Table).
Potential Payments Upon Termination or Change-in-Control
     We have entered into Key Executive Employment and Severance Agreements (each referred to as a KEESA) with all executive officers (except Mr. Gras), whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change in control and (1) the named executive officer’s employment with us terminates (whether by us, the named executive officer or otherwise) within 180 days prior to the change in control and (2) it is reasonably demonstrated by the named executive officer that (A) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, or (B) any such termination of employment by the named executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control.
     There are two forms of the KEESA. The KEESA for the Chairman, President and Chief Executive Officer provides for payment of salary and annual incentive compensation for three years, as well as the actuarial equivalent of the additional retirement benefits the executive officer would have earned had he remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services and financial planning counseling. The KEESA for all other named executive officers provides for payment of two years’ salary and annual incentive compensation, along with two years’ coverage pursuant to the other benefits set forth above. Any named executive officer who receives compensation under the KEESA is restricted from engaging in competitive activity for a period of six months after termination and is required to maintain appropriate confidentiality relative to all company information.
     For purposes of each KEESA a “change in control” is deemed to have occurred if (1) any person (other than the company or any of its subsidiaries, a trustee or other fiduciary holding securities under any employee benefit plan of the company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of stock in the company) is or becomes the beneficial owner, directly or indirectly, of 15% or more of our voting securities; or (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 31, 1999, constituted the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on July 31, 1999 or whose appointment, election or nomination for election was previously so approved; or (3) our shareholders approve a merger, consolidation or share exchange of the company with any other corporation or approve the issuance of our voting securities in connection with a merger, consolidation or share exchange of the company, with limited exceptions; or (4) our shareholders approve a plan of complete liquidation or dissolution of the company or an agreement for the sale or disposition by us of all or substantially all of our assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by us of all or substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the company immediately prior to such sale.
     For purposes of each KEESA “good reason” means that the named executive officer has determined in good faith that any of the following events has occurred: (1) any breach of the KEESA by us other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we promptly remedy; (2) any reduction in the named executive officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the named executive officer in effect at any time during the 180-day period prior to the change in control or, to the extent more favorable to the named executive officer, those in effect after the change in control; (3) a material adverse change, without the named executive officer’s prior written consent, in the named executive officer’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control or, to the extent more favorable to the named executive officer, those in effect after the change in control; (4) the relocation of the named executive officer’s principal place of employment to a location more than 35 miles from the named executive officer’s principal place of employment on the date 180 days prior to the change in control; (5) we require the named executive officer to travel on business to a materially greater extent than was required during the 180-day period prior to the change in control; (6) we terminate the named executive officer’s employment after a change in control without delivering the required notice, in specified circumstances.
     The following table describes the potential payments upon termination or a change of control. This table assumes the named executive officer’s employment was terminated on December 28, 2007, the last business day of our prior fiscal year. While Mr. Gras does not have a KEESA, German law would provide him with similar benefits, which are translated at the year end exchange rate.
KEESA Benefits if Exercised At December 31, 2007 ($)

			Medical
	Salary and	Retirement	Dental
Name	Bonus	Benefits	Life	Other	Total
Richard A. Meeusen	1,992,000	71,001	55,177	15,000	2,136,278
Richard E. Johnson	781,200	28,304	34,790	15,000	861,361
Ronald H. Dix	781,200	98,881	34,790	15,000	925,938
Horst E. Gras	974,330	131,131	34,790	15,000	1,155,251
Dennis J. Webb	663,000	24,359	34,415	15,000	736,774
CORPORATE GOVERNANCE COMMITTEE REPORT
     The Governance Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Corporate Governance Committee Kenneth P. Manning, Chairman Ulice Payne, Jr. Andrew J. Policano John J. Stollenwerk

Director Compensation
Compensation Philosophy and Role of the Committee
          Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board of Directors in the industry in which we operate. We believe that director compensation packages are comparable relative to the competitive market. Director compensation is determined by the Governance Committee with approval by the full Board of Directors.
          Recommendations regarding outside director compensation are made by the Governance Committee. The compensation consultant provides the Governance Committee with a competitive compensation analysis of outside director compensation programs relative to our industry for use in their decision-making. Although the compensation consultant provides market data for consideration by the Governance Committee in setting director compensation levels and programs, the compensation consultant does not make specific recommendations on individual compensation amounts for the directors, nor does the consultant determine the amount or form of director compensation. All decisions on director compensation levels and programs are made by the full Board of Directors based on the recommendation provided by the Governance Committee.

Director Compensation Table and Components of Director Compensation
     The following table summarizes the director compensation for 2007 for all of our non-employee directors. Messrs. Meeusen and Dix do not receive any additional compensation for their services as directors beyond the amounts previously disclosed in the Summary Compensation Table.
Director Compensation for 2007

	Fees Earned or Paid
Name	in Cash ($)	Stock Awards ($) (1)	Total ($)
Thomas J. Fischer	42,500	39,984	82,484
Kenneth P. Manning	40,500	39,984	80,484
Ulice Payne, Jr.	38,500	39,984	78,484
Andrew J. Policano	36,500	39,984	76,484
Steven J. Smith	40,500	39,984	80,484
John J. Stollenwerk	38,500	39,984	78,484

(1)	Under the 2007 Director Stock Grant Plan, each director was awarded a grant of stock valued at $40,000. The amount was divided by the closing price of the stock on the date of grant and rounded down to the nearest whole share amounting to 1,666 shares of common stock on April 30, 2007. This column reflects the value of that award. There were no other stock awards or options granted in 2007, and no other awards that fully or partially vested in 2007. As of December 31, 2007, the outstanding number of vested option awards for directors were: Mr. Fischer (30,400), Mr. Manning (6,400), Mr. Payne (30,400), Mr. Policano (6,400), Mr. Smith (32,400) and Mr. Stollenwerk (6,400). There were no outstanding stock awards at December 31, 2007.
     Retainer and Meeting Fees. Non-employee directors receive a $5,750 quarterly retainer, $1,500 for each Board of Directors meeting attended and $1,000 for each committee meeting attended. In addition, they are reimbursed for out-of-pocket travel, lodging and meal expenses. The chairman of the Audit Committee receives an annual fee of $4,000. All other committee chairmen and the lead outside director each receive an annual fee of $2,000.
     All non-employee directors also receive an annual stock grant of shares equal to $40,000 in whole shares as determined by the closing market price for a share of common stock on the date of grant rounded down to the nearest whole share.
     Badger Meter Deferred Compensation Plan for Directors. Directors may elect to defer their compensation, in whole or in part, in a stock and/or cash account of the Badger Meter Deferred Compensation Plan for Directors.
     Our directors do not participate in any stock option plans, incentive plans or pension plans, and receive no perquisites, benefits or other forms of compensation, other than as disclosed above.
AUDIT AND COMPLIANCE COMMITTEE REPORT
     The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board of Directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditors, and our system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established. The Audit Committee is made up of a group of independent directors and is required to meet at least quarterly and report to the Board of Directors regularly. It met five times in 2007.

     The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the four members of the Board of Directors named below, each of whom is independent as required by the American Stock Exchange and U.S. Securities Exchange Commission rules currently in effect. The Board of Directors evaluates the independence of the directors on at least an annual basis. All four members of the Audit Committee have been determined by the Board of Directors to be financial experts as defined by Securities and Exchange Commission rules. The Audit Committee acts under a written charter available on our website at www.badgermeter.com.
     Our management (“management”) has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management our audited financial statements as of and for the year ended December 31, 2007, including discussion regarding the propriety of the application of accounting principles by us, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed and discussed our audited 2006 financial statements with our independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles.
     Ernst & Young LLP provided the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (regarding independence discussions with audit committees), and the Audit Committee discussed with Ernst and Young LLP the firm’s independence from management and the company, including the matters in those written disclosures.
     Prior to the audits, the Audit Committee discussed with Ernst & Young LLP and the company’s internal auditors the overall scope and plans for their respective audits. Ernst and Young LLP conducted their independent audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their audit examinations, their evaluations of our internal controls, and the overall quality of our financial reporting, as well as the matters required to be discussed by the Statement on Auditing Standards No. 61 (regarding communication with audit committees), as amended, and other professional standards and regulatory requirements as currently in effect.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2007 for filing with the U.S. Securities and Exchange Commission.
     All members of the Audit Committee have approved the foregoing report.

Audit and Compliance Committee Thomas J. Fischer, Chairman Kenneth P. Manning Ulice Payne, Jr. Steven J. Smith

CORPORATE GOVERNANCE COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
     The Governance Committee met three times during 2007. There were no Governance Committee interlocks.

2008 RESTRICTED STOCK PLAN PROPOSAL
General
     Our Board of Directors approved the Badger Meter, Inc. 2008 Restricted Stock Plan (referred to as the 2008 Plan) on February 15, 2008, subject to approval by the Company’s shareholders. The 2008 Plan, if approved by our shareholders, will become effective on May 1, 2008.
     As of February 29, 2008, there were 14,540,021 shares of common stock issued and outstanding, and the closing price of a share of common stock on the American Stock Exchange on that date was $38.17.
     The following summary of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan, which is attached to this Proxy Statement as Appendix A. Any defined term used in this section of the proxy statement has the meaning given it in the 2008 Plan.
Purpose
     The 2008 Plan has two complementary purposes: (1) to promote the success of our company by providing incentives to our officers and other key employees and the officers and other key employees of our subsidiaries that will link their personal interests to our long-term financial success and to growth in value; and (2) to permit us and our subsidiaries to attract, motivate and retain experienced and knowledgeable employees upon whose judgment, interest and special efforts our success is largely dependent.
Administration
     The 2008 Plan will be administered by the Governance Committee. The committee has full power and discretionary authority to implement the 2008 Plan including, without limitation, the authority to select Participants, grant Restricted Stock Awards and determine the terms and conditions of each such Awards. The committee has broad authority to modify, adjust or waive any of the restrictions and/or limitations of the 2008 Plan. The committee’s determinations and decisions made pursuant to the provisions of the 2008 Plan are final, conclusive and binding.
Eligibility
     The committee may grant Restricted Stock Awards to any full-time, exempt employee of our company or our subsidiaries or to such other key employees as the committee may determine. As of February 29, 2008, we and our subsidiaries had approximately 220 Eligible Employees eligible to receive Awards under the 2008 Plan. The number of Eligible Employees is expected to increase over time based upon our future growth.
Stock Subject to the Plan; Limitations on Awards
     The number of shares of common stock available for Restricted Stock Awards under the 2008 Plan will be 100,000, subject to adjustment as set forth below. Shares of common stock to be granted under the 2008 Plan will come from our authorized but unissued shares or from treasury shares. If a Restricted Stock Award is forfeited or terminated for any reason, the Restricted Shares subject to such Award will be available for regranting under the 2008 Plan.
     No individual Participant may be granted Restricted Stock Awards under the 2008 Plan for more than 20,000 shares.
Restricted Stock Awards
     The committee has authority to determine the number of Restricted Shares subject to an Award as well as the terms and conditions applicable to such Award, including the term of the Restriction Period, which is the time period during which such shares are restricted, and any conditions relating to the lapse of the Restriction Period, including the attainment of one or more Performance Goals, if any, set by the committee.
     The committee has determined that the initial Awards of Restricted Shares under the 2008 Plan will vest 100% after a three-year Restriction Period.
Termination of Employment
     If a Participant leaves our employ (other than by reason of death or Total and Permanent Disability) prior to the expiration of the applicable Restriction Period, then he or she forfeits all of his or her Restricted Shares, provided that the Governance Committee may waive the forfeiture of the Restricted Shares as long as the termination was not for Cause. In the event of a Change in Control, all Restricted Shares automatically vest in full.
Transfer Restrictions
     A Participant may not sell, transfer, assign or otherwise transfer his or her Restricted Shares during the Restriction Period. During the applicable Restriction Period, we (or our transfer agent) will hold all stock certificates representing Restricted Shares.
Participant Rights
     During the Restriction Period, the Participant has the right to vote his or her Restricted Shares until vested or forfeited. During the Restriction Period, any dividends or other distributions with respect to Restricted Shares will be held by us (or our transfer agent) pending vesting or forfeiture.
Adjustments
     In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other comparable change in our corporate structure affecting the common stock, the committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the number and class of Shares deliverable under the 2008 Plan, the individual Participant Award limit and the number and class of shares subject to outstanding Restricted Stock Awards.
Amendment and Termination
     The Board of Directors may amend or terminate the 2008 Plan at any time, subject to applicable law and the vested rights of Participants. The 2008 Plan will terminate on April 30, 2018, unless earlier terminated by the Board of Directors or when all shares of common stock available for issuance have been issued.
Tax Withholding
     We are entitled to deduct or withhold, or require a Participant to remit to us, an amount sufficient to satisfy all taxes required by law to be withheld with respect to the issuance of Restricted Shares under the 2008 Plan or the lapse of the Restriction Period. We also have the right to withhold common stock as to which the Restriction Period has lapsed and which have a fair market value sufficient to satisfy all taxes required by law to be withheld..
Certain Federal Income Tax Consequences
     Generally, a Participant will not recognize income, and we will not be entitled to a deduction, at the time a Restricted Stock Award is made under the 2008 Plan, unless the Participant makes the election described below. A Participant who has not made such an election will recognize ordinary income at the time the Restriction Period ends in an amount equal to the fair market value of the Restricted Shares at that time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. Under certain circumstances involving a Change in Control, we may not be entitled to a deduction with respect to Restricted Shares granted to certain executive officers. Any otherwise taxable disposition of the common stock after the Restriction Period ends will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the Restriction Period ends. Dividends, if any, paid in cash and received by a Participant prior to the time the Restriction Period ends will constitute ordinary income to the Participant in the year paid, and we will generally be entitled to a corresponding deduction for such payments. (The 2008 Plan currently contemplates that no dividends will be paid on Restricted Shares until the Restriction Period ends, although the committee has authority to accelerate the payment of such dividends.) Any dividends paid in common stock will be treated as an Award of additional Restricted Shares subject to the tax treatment described herein.
          A Participant may, within 30 days after the date of a Restricted Stock Award, elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income as of the date of the Award in an amount equal to the fair market value of such Restricted Stock on the date of the Award (less the amount, if any, the Participant paid for such Restricted Shares). If the Participant makes a proper election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. If the Participant makes the election, then cash dividends, if any, that the Participant receives with respect to the Restricted Shares will be treated as dividend income to the Participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the Restricted Shares (other than by forfeiture) or the common stock received upon the termination of the Restriction Period will result in a capital gain or loss. If the Participant who has made an election subsequently forfeits the Restricted Stock, then the Participant will not be entitled to deduct any loss. In addition, we would then be required to include in its ordinary income the amount of any deduction we originally claimed with respect to such shares.
New Plan Benefits
          We cannot currently determine the Awards that may be granted under the 2008 Plan in the future to the executive officers named in this proxy statement, other executive officers, directors (who are also Eligible Employees) or other persons. The committee will make such determinations from time to time.
Equity Compensation Plan Information
     Securities available under our equity compensation plans as of December 31, 2007, are listed under “EXECUTIVE COMPENSATION — Equity Compensation Plan Information as of December 31, 2007” earlier in this proxy statement.

Equity Compensation Plan Information as of December 31, 2007

			Securities Remaining
			Available for Future
	Securities to be Issued	Weighted-Average	Issuance under Equity
	upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected
Plan Category	(#)	($)	in Column 1)(#)

Equity compensation plans approved by security holders
STOCK OPTION PLANS:
1989 Plan	0	0	0
1993 Plan	5,200	9.38	0
1995 Plan	37,920	8.94	0
1997 Plan	114,550	9.54	0
1999 Plan	274,600	9.51	260
2003 Plan	171,600	10.32	524,120
2007 DIRECTOR STOCK	N/A	N/A
GRANT PLAN:
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	603,870	9.71	524,380
Vote Required
     The affirmative vote of a majority of the votes represented and voted at the annual meeting (assuming a quorum is present) is required to approve the 2008 Plan. Any shares not voted at the annual meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the 2008 Plan will have no impact on the vote, assuming a quorum is present. Shares of common stock represented at the annual meeting by executed but unmarked proxies will be voted FOR the 2008 Plan.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE 2008 RESTRICTED STOCK PLAN.
PROPOSED AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION
     The Board of Directors has unanimously approved and is recommending that shareholders approve an amendment to our Restated Articles of Incorporation to eliminate the classified Board structure and provide for the annual election of directors. If the proposal is approved, the terms of all directors, including those elected at this annual meeting, will expire at the 2009 Annual Meeting and all directors will be elected annually beginning at the 2009 Annual Meeting. If the proposal is not approved, the Board of Directors will remain classified and the directors elected at this annual meeting will serve for a three-year term.
     Article Fourth of our Restated Articles of Incorporation currently provide for the classification of the Board of Directors into three classes designated as Class I, Class II and Class III, with the term of office of each class being three years. Our Board of Directors and the Governance Committee have considered the arguments in favor of and against a classified Board of Directors on several occasions. While the Board of Directors believes that the classified structure has provided stability and facilitated the development by our directors of a deep understanding of our business and markets and the ability to plan and execute long-term strategies for the direction of our company, the Board of Directors also recognizes growing sentiment among shareholders that annual election of directors would increase the directors’ accountability to our shareholders. Therefore, the Board of Directors is recommending approval of the proposed amendment to Article Fourth of our Restated Articles of Incorporation to declassify the Board of Directors. If approved by the shareholders, beginning at the 2009 Annual Meeting of Shareholders, all directors will be elected annually to one-year terms.
     The proposed amendment is attached to this Proxy Statement as Appendix B. If approved, the amendment will become effective upon filing with the Wisconsin Department of Financial Institutions, which the we intend to do promptly following the annual meeting.
          The affirmative vote of shareholders holding at least seventy percent (70%) of the outstanding shares of common stock is required to approve the amendment to declassify the Board of Directors. Any shares not voted at the annual meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the amendment to declassify the Board of Directors will have the same effect as a vote against the proposal. Shares of common stock represented at the annual meeting by executed but unmarked proxies will be voted FOR the amendment to declassify the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO
ARTICLE FOURTH OF THE RESTATED ARTICLES OF INCORPORATION.
PRINCIPAL ACCOUNTING FIRM FEES
     Ernst & Young LLP, our independent registered public accounting firm, has been selected to audit us and our subsidiaries for 2008. Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years is as follows:

	2007	2006

Audit (1)	$407,200	$520,400
Audit Related (2)		15,000
Tax	0	0
All other Fees	0	0

Total Fees	$407,200	$535,400

(1)	Includes annual financial statement audit, review of our quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Includes primarily internal control consultations in 2006.
     As part of its duties, the Audit Committee pre-approves services provided by Ernst & Young LLP. In selecting Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, the Audit Committee has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. No additional non-audit services will be performed without the Audit Committee’s prior approval.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports concerning the ownership of our equity securities with the Securities and Exchange Commission and us. Based solely on a review of the copies of such forms furnished to us, we believe that all reports required by Section 16(a) to be filed by us on behalf of our insiders were filed on a timely basis.
OTHER MATTERS
     We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for our fiscal year ended December 31, 2007. The Form 10-K is posted on our Web site at www.badgermeter.com. We will provide a copy of this Form 10-K without exhibits to each person who is a record or beneficial holder of shares of common stock on the record date for the annual meeting. We will provide a copy of the exhibits without charge to each person who is a record or beneficial holder of shares of common stock on the record date for the annual meeting who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, Wisconsin 53224-9536; (414) 355-0400.

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report to shareholders and proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by writing or calling the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, WI, 53224-9536; (414) 355-0400.
     The cost of solicitation of proxies will be borne by us. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by us for out-of-pocket and reasonable clerical expenses.
     The Board of Directors does not intend to present at the annual meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the annual meeting by others. However, if any other matters should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.
     A shareholder wishing to include a proposal in the proxy statement for the 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (referred to as Rule 14a-8), must forward the proposal to our Secretary by November 19, 2008.
     A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2009 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to our Secretary not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 between January 11, 2009 and February 10, 2009, then the notice will be considered untimely and we will not be required to present such proposal at the 2009 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2009 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2009 Annual Meeting may exercise discretionary voting power with respect to such proposal.

William R.A. Bergum Secretary

MARCH ___, 2008

PRELIMINARY COPY SUBJECT TO CHANGE — DATED MARCH 7, 2008
APPENDIX A
BADGER METER, INC.
2008 RESTRICTED STOCK PLAN
ARTICLE 1.
PURPOSE AND DURATION
     Section 1.1 Purpose. The Badger Meter, Inc. 2008 Restricted Stock Plan has two complementary purposes: (a) to promote the success of the Company by providing incentives to the officers and other key employees of the Company and its subsidiaries that will link their personal interests to the long-term financial success of the Company and to growth in value; and (b) to permit the Company and its subsidiaries to attract, motivate and retain experienced and knowledgeable employees upon whose judgment, interest, and special efforts the successful conduct of the Company’s operations is largely dependent.
     Section 1.2 Duration. Subject to the approval of the Company’s shareholders at the Company’s 2008 annual meeting of shareholders, the Plan will become effective on May 1, 2008. The Plan shall continue in effect until the earliest of: (a) April 30, 2018, (b) the date the Board terminates the Plan pursuant to Article 9 herein, or (c) the date all Shares reserved for issuance under the Plan have been issued.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
     Section 2.1 Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
     (a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.
     (b) “Award” means a grant of Restricted Shares.
     (c) “Beneficial Owner” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means: (1) if the Participant is subject to an employment agreement, severance agreement or similar agreement with the Company or any of its subsidiaries that contains a definition of “cause”, such definition; or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or any of its subsidiaries, or the Company’s or any of its subsidiaries’ code of ethics, as then in effect; (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or any of its subsidiaries; (c) commission of an act of dishonesty or disloyalty involving the Company or any of its subsidiaries; (d) violation of any federal, state or local law in connection with the Participant’s employment; or (e) breach of any fiduciary duty to the Company or any of its subsidiaries.
     (f) “Change in Control” means the occurrence of any one of the following:

(i)	any Person (other than Excluded Persons, as defined below) is or becomes the “Beneficial Owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2008, pursuant to express authorization by the Board that refers to this exception and not including securities of the Company subject to proxies held by such Person, but including securities of the Company subject to exercisable options held by such Person) representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities. “Excluded Persons” shall mean (A) the Company; (B) any subsidiary of the Company; (C) any employee benefit plan of the Company or any subsidiary of the Company (collectively, “Employee Benefit Plans”); (D) any entity holding securities for or pursuant to the terms of any Employee Benefit Plans; (E) any trustee, administrator or fiduciary of any Employee Benefit Plans in their capacities as such; (F) an underwriter temporarily holding securities pursuant to an offering of such securities; (G) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company; and (H) any Person who has reported or is required to report their ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report), which Schedule 13D does not disclose pursuant to Item 4 thereto (or any comparable successor item or section) an intent, or reserve the right, to engage in a control transaction, any contested solicitation for the election of directors or any of the other actions specified in Item 4 thereto (or any comparable successor item or section), who inadvertently becomes the Beneficial Owner of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities and, within ten business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities inadvertently and who or which, together with all Affiliates and associates, thereafter does not acquire additional shares of common stock or voting securities of the Company while the Beneficial Owner of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; provided, however, that if the Person requested to so certify fails to do so within ten business days or breaches or violates such certification, then such Person shall cease to be an Excluded Person immediately after such ten business day period or such breach or violation; or
(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2008, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in former Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2008, or whose appointment, election or nomination for election was previously so approved; or
(iii)	the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company of such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2008 pursuant to express authorization by the Board that refers to this exception) representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or
(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
     (g) “Code” means the Internal Revenue Code of 1986, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.
     (h) “Committee” means the Corporate Governance Committee of the Board, or such other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

     (i) “Company” means Badger Meter, Inc., a Wisconsin corporation, and any successor as provided in Article 12.
     (j) “Eligible Employee” means a full-time exempt employee of the Company or any of its subsidiaries or such other key employees as determined by the Committee.
     (k) “Exchange Act” means the Securities Exchange Act of 1934, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.
     (l) “Fair Market Value” means with respect to any property other than Shares, such value as is determined by the Committee, and means with respect to Shares, (1) the closing price of the Shares as of the date in question, or, if no closing price is available on that date, then the closing price on the immediately preceding business day on which there is a closing price, if such security is listed or admitted for trading on any domestic national securities exchange, as officially reported on the principal securities exchange on which the Shares are listed; (2) if not reported as described in clause (1), the closing sale price of the Shares as of the date in question, or, if no closing sale price is available on that date, then the closing sale price on the immediately preceding business day on which there is a closing sale price, as reported by any system of automated dissemination of quotations of securities prices then in common use, if so quoted; or (3) if not reported as described in clause (1) or quoted as described in clause (2), then the Committee shall determine in good faith and on a reasonable basis the applicable Fair Market Value, which determination shall be conclusive.
     (m) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any of its subsidiaries, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or any of its subsidiaries, or the Company’s or any of its subsidiaries’ code of ethics, as then in effect; (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or any of its subsidiaries; or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.
     (n) “Participant” means an Eligible Employee who has been granted an Award.
     (o) “Performance Goals” means any goal(s) the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries or other business units: net sales; cost of sales; gross income; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; basic earnings per share; diluted earnings per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); and economic value added. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, will exclude the effects of (1) extraordinary, unusual and/or non-recurring items of gain or loss; (2) gains or losses on the disposition of a business; (3) changes in tax or accounting regulations or laws; or (4) the effect of a merger or acquisition, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and

Analysis section of the Company’s annual report on Form 10-K. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in the Plan.
     (p) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
     (q) “Plan” means this Badger Meter, Inc. 2008 Restricted Stock Plan, as from time to time amended and in effect.
     (r) “Restricted Shares” means Shares that are subject to a Restriction Period.
     (s) “Restriction Period” means the period during which Shares issued under the Plan may not be transferred and are subject to a substantial risk of forfeiture.
     (t) “Retirement” means a voluntary termination of employment from the Company and its subsidiaries (other than for Cause) in accordance with a Company retirement plan or policy.
     (u) “Securities Act” means the Securities Act of 1933, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Securities Act shall be deemed to include reference to any successor provision thereto.
     (v) “Share” means a share of the common stock, $1 par value, of the Company, or such other securities specified in Section 4.4.
     (w) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.
     Section 2.2 Construction. Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.
     Section 2.3 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.
ARTICLE 3.
ADMINISTRATION
     Section 3.1 The Committee. The Plan shall be administered by the Committee. If at any time the Committee shall cease to exist, then the Plan shall be administered by the Board or another committee appointed by the Board, and each reference to the Committee herein shall be deemed to refer to the Board or such committee appointed by the Board.
     Section 3.2 Authority of the Committee. In addition to the authority specifically granted to the Committee in the Plan, and subject to the provisions of the Plan, the Committee shall have full power and discretionary authority to: (a) select Participants, grant Awards, and determine the terms and conditions of each such Award, including but not limited to the Restriction Period and the number of Shares to which the Award will relate; (b) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan and any award agreement; (c) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan and any award agreement; (d) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (e) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.
     Notwithstanding the foregoing, the Committee shall have no authority to act to adversely affect the rights or benefits granted under any outstanding Award without the consent of the person holding such Award (other than as specifically provided herein).
     Section 3.3 Decision Binding. The Committee’s determination and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an Award, and such determinations and decisions shall not be reviewable.
     Section 3.4 Procedures of the Committee. The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.
     Section 3.5 Award Agreements. The Committee shall evidence the grant of each Award by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, subject to the terms of the Plan. Terms and conditions of such Awards need not be the same in all cases.
ARTICLE 4.
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS
     Section 4.1 Number of Shares. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares that may be issued under the Plan shall not exceed One Hundred Thousand (100,000) Shares.
     Section 4.2 Lapsed Awards. If any Award is forfeited or terminated for any reason, the Restricted Shares subject to such Award that are forfeited shall be available for the grant of a new Award under the Plan.
     Section 4.3 Individual Limit. Subject to adjustment as provided in Section 4.4, no Participant may be granted Awards during the term of the Plan of more than 20,000 Restricted Shares.

     Section 4.4 Adjustments in Number of Shares. In the event that the Board or the Committee, as the case may be, shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Board or the Committee, as the case may be, shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of: (a) the number and class of Shares which may be delivered under the Plan; (b) the individual Share limit described in Section 4.3; and (c) the number and class of Shares subject to outstanding Awards; provided, however, that the number of Shares subject to any individual Award shall be rounded down to the nearest whole number.
ARTICLE 5.
PARTICIPATION
     Subject to the provisions of the Plan, the Committee shall have the authority to select the Eligible Employees to receive Awards. No Eligible Employee shall have any right to be granted an Award, even if previously granted an Award.
ARTICLE 6.
TERMS AND CONDITIONS OF AWARDS
     Section 6.1 Grant of Award. Subject to the terms and provisions of the Plan, the Committee shall have the authority to determine the number of Shares to which an Award shall relate, the term of the Restriction Period and conditions for lapse thereof, including but not limited to the attainment of one or more Performance Goals, and any other terms and conditions of an Award.
     Section 6.2 Terms and Conditions of Awards.
     (a) Period of Restriction. Unless the Committee determines otherwise, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant prior to the lapse of the Restriction Period, other than by will or the laws of descent and distribution. The Restricted Shares shall be subject to a substantial risk of forfeiture until the termination of the applicable Restriction Period as set forth in the Participant’s award agreement or as provided herein. During the Restriction Period, the Company shall have the right to hold the Restricted Shares. During the Restriction Period, Restricted Shares may not participate in the Badger Meter, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan.
     (b) Certificate Legend. At the Committee’s direction, each certificate representing Restricted Shares may bear the following legend:
“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE BADGER METER, INC. 2008 RESTRICTED STOCK PLAN, IN THE RULES AND ADMINISTRATIVE PROCEDURES ADOPTED PURSUANT TO SUCH PLAN AND/OR IN A RESTRICTED STOCK AGREEMENT, DATED ___. A COPY OF THE 2008 RESTRICTED STOCK PLAN, SUCH RULES AND ADMINISTRATIVE

PROCEDURES AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF BADGER METER, INC.”
     (c) Removal of Restrictions. Except as otherwise provided in this Article 6, Restricted Shares shall become vested in, and freely transferable by, a Participant after the last day of the Restriction Period. Once the Restricted Shares are released from the restrictions, a Participant shall be entitled to have the legend required by subsection (b) removed from his or her stock certificate representing such shares.
     (d) Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period Participants holding Restricted Shares may exercise full voting rights with respect to those Shares.
     (e) Dividends and Other Distributions. Any dividends or other distributions paid or delivered with respect to Restricted Shares will be subject to the same terms and conditions (including risk of forfeiture) as the Restricted Shares to which they relate, and payment or delivery thereof will be deferred accordingly; provided, however, that at any time and from time to time the Committee may, in its sole discretion, provide for the earlier payout of deferred and/or current dividends and distributions. No such deferred amount shall bear interest.
     (f) Direct Registration. Notwithstanding anything in this Plan to the contrary, the Company in its sole discretion may issue Shares or Restricted Shares hereunder pursuant to the direct registration system, and, in lieu of the issuance of certificated Shares or Restricted Shares, may issue uncertificated Shares or Restricted Shares, respectively, to the account of the Participant. Any references to Share or Restricted Share certificates shall, in such event, be deemed to refer to uncertificated Shares or Restricted Shares, as the case may be
     Section 6.3 Termination of Employment. Except as otherwise provided by the Committee in a Participant’s award agreement, upon a Participant’s termination of employment with the Company and its subsidiaries, the following rules shall apply:
     (a) Death, Disability or Retirement. If a Participant’s termination of employment is due to death, Retirement or Total and Permanent Disability at a time when the Participant could not have been terminated for Cause, any remaining Restriction Period shall automatically lapse as of the date of such termination of employment or death, as applicable.
     (b) Termination for Other Reasons. If the Participant’s employment terminates for any reason not described above, then any Restricted Shares still subject to a Restriction Period as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment of a Participant by the Company or any of its subsidiaries other than for Cause, the Committee may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Restricted Shares as it, in its sole and absolute discretion, deems appropriate.
     (c) Suspension. The Committee may suspend payment or delivery of Shares (without liability for interest thereon) pending its determination of whether a Participant was or should have been terminated for Cause or whether a Participant has engaged in Inimical Conduct.
     Section 6.4 Other Restrictions. The Committee may impose such other restrictions on any Awards granted under the Plan (including after the Restriction Period lapses) as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Company may legend certificates to give appropriate notice of such restrictions.
ARTICLE 7.
RIGHTS OF PARTICIPANTS
     Section 7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries.
     Section 7.2 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.
     Section 7.3 No Funding. Except as provided in Section 6.2(e), Participants will only receive Shares upon the expiration of the Restriction Period for Awards. Neither the Participant nor any other person shall acquire, by reason of the Plan or any Award, any right in or title to any assets, funds or property of the Company and its subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or its subsidiaries may, in their sole discretion, set aside in anticipation of a liability hereunder. Any amounts which may become payable hereunder shall be paid from the general assets of the Company and its subsidiaries, as applicable. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or its subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or its subsidiaries that the assets of the Company or its subsidiaries shall be sufficient to pay to any person any amount which may become payable hereunder.
     Section 7.4 Other Restrictions. As a condition to the issuance of any Shares under the Plan, the Committee may require a Participant to enter into a restrictive stock transfer agreement or other shareholder’s agreement with the Company.
ARTICLE 8.
CHANGE IN CONTROL
     The Restriction Period for each outstanding Award shall automatically lapse upon a Change in Control.
ARTICLE 9.
AMENDMENT, MODIFICATION, AND TERMINATION
     Section 9.1 Amendment, Modification, and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to the following limitations: (a) shareholders must approve any amendment of the Plan if the Committee determines such approval is required by: (i) the Exchange Act, (ii) the Code, (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Shares are then traded, or (iv) any other applicable law. Without the written consent of the affected Participant or except as expressly provided in the Plan, no termination, amendment or modification of the Plan shall adversely affect any Award theretofore granted under the Plan.

     Section 9.2 Amendment of Award Agreements. The Committee may at any time amend any outstanding award agreement; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required if an Award is amended, adjusted or cancelled under Section 4.4 .
     Section 9.3 Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board to amend the Plan, shall continue beyond the date of the Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
     Section 9.4 Shareholder Re-Approval. If determined by the Company, in order to continue to grant performance-based Awards under Code Section 162(m), the material terms of the Plan shall be re-approved by the Company’s shareholders no later than the first annual shareholders’ meeting (or special meeting in lieu of such meeting) that occurs in 2013.
ARTICLE 10.
WITHHOLDING
     Section 10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an applicable amount sufficient to satisfy foreign, Federal, state and local taxes (including the Participant’s F.I.C.A. obligation) required by law to be withheld (the “tax amount”) with respect to the issuance of Shares under the Plan or the lapse of the Restriction Period. The Company shall also have the right to withhold Shares as to which the Restriction Period has lapsed and which have a Fair Market Value on the date that the amount of tax to be withheld is determined (the “tax date”) equal to all or any portion of the amount otherwise to be collected subject to any limitations prescribed by applicable law (in all cases, only that number of whole Shares the Fair Market Value of which does not exceed the tax amount shall be withheld or delivered and the Participant shall make a cash payment to the Company equal to any excess amount to be withheld or collected). The value of the Shares to be withheld is to be based on the Fair Market Value of the Shares on the tax date.
     Section 10.2 Stock Delivery or Withholding. Participants may elect, subject to the approval of the Committee and such rules as it shall prescribe, to satisfy the withholding requirement, in whole or in part, by tendering to the Company previously-acquired Shares (or by having the Company withhold Shares as to which the Restriction Period has lapsed) in an amount having a Fair Market Value equal to the tax amount. Such election must be made on or before the tax date. Once made, the election is irrevocable. The value of the Shares to be tendered (or withheld) is to be based on the Fair Market Value of the Shares on the tax date.
ARTICLE 11.
LEGENDS; PAYMENT OF EXPENSES
     Section 11.1 Legends. The Company may endorse such legend or legends upon the certificates for Shares issued under the Plan, including but not limited to the legends referenced in Section 6.2(b) and Section 6.4, and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as it determines to be necessary, appropriate or convenient to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, or (b) implement the provisions of the Plan or any agreement between the Company and a Participant with respect to such Shares.
     Section 11.2 Payment of Expenses. The Company shall pay for all issuance taxes with respect to the issuance of Shares under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.
ARTICLE 12.
SUCCESSORS
     All obligations of the Company under the Plan respecting Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants and their heirs, executors, administrators or legal representatives.
ARTICLE 13.
REQUIREMENTS OF LAW
     Section 13.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     Section 13.2 Governing Law. The Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction).
* * *

PRELIMINARY COPY SUBJECT TO CHANGE — DATED MARCH 7, 2008
APPENDIX B
ARTICLE FOURTH
     (1) Number and Tenure of Directors.
     There shall be a Board of Directors which shall consist of such number of Directors as shall from time to time be specified in the Bylaws but which shall not be less than three (3). The Directors shall serve for a term of one year, and until their successors are elected and qualified, or with regard to any Director until that Director’s earlier death, resignation or removal. If there is a vacancy, including a vacancy because of a newly created directorship, the person elected to fill that vacancy shall serve until the next Annual Meeting of Shareholders and until that person’s successor is elected and qualified.

PRELIMINARY PROXY CARD SUBJECT TO CHANGE — DATED MARCH 7, 2008
PROXY
2008 ANNUAL MEETING OF SHAREHOLDERS
BADGER METER, INC.
     The undersigned hereby appoints Richard A. Meeusen, Ronald H. Dix and William R.A. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on Friday, April 25, 2008, at Badger Meter, Inc., 4545 W. Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m., local time, and any adjournments or postponements thereof, to vote the shares of stock which the undersigned is entitled to vote at said Meeting or any adjournment or postponements thereof hereby revoking any other Proxy executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of the nominees listed below; FOR approval of the Badger Meter, Inc. 2008 Restricted Stock Plan; and FOR approval of the amendment to the Restated Articles of Incorporation to declassify the Board of Directors. This Proxy is being solicited on behalf of the Board of Directors.
COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.
BADGER METER, INC. 2008 ANNUAL MEETING
1. ELECTION OF DIRECTORS:
     THREE-YEAR TERM: 1 — Ronald H. Dix          2 — Thomas J. Fischer          3 — Richard A. Meeusen
     FOR ___                    WITHHOLD AUTHORITY ___
(INSTRUCTION: To withhold authority to vote for a nominee, write the nominee’s name in the space provided below.)
2. Approval of the Badger Meter, Inc. 2008 Restricted Stock Plan:
     FOR ___                    AGAINST ___                    ABSTAIN ___
3. Approval of the amendment to the Restated Articles of Incorporation to declassify the Board of Directors:
     FOR ___                    AGAINST ___                    ABSTAIN ___
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Date , 2008

Please sign exactly as your name appears on your stock certificate as shown directly to the left. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.